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                                                                   Exhibit 10.03

                      FBR STOCK AND ANNUAL INCENTIVE PLAN

                      (as amended through April 26, 1999)


SECTION 1.  Purpose; Definitions

          The purpose of the Plan is to give Friedman, Billings, Ramsey Group, Inc. (the "Company") a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its Subsidiaries and Affiliated Companies with an incentive compensation plan providing incentives directly linked to the profitability of the Company's businesses and/or increases in shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     a. "Affiliated Company" means any corporation (or partnership, joint venture, or other enterprise), of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

     b. "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, unrestricted share of Common Stock, dividend equivalent, interest equivalent, Bonus Award or other award granted under this Plan.

     c.  "Board" means the Board of Directors of the Company.

     d. "Bonus Award" means an annual cash bonus award under Section 10 of this Plan.

     e. "Cause" means (except as otherwise provided by the Committee in the agreement relating to any Award) (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or (3) willful and deliberate failure on the part of a participant to perform his employment duties in any material respect. Notwithstanding the foregoing, if a participant is a party to an employment agreement with the Corporation or any Subsidiary or Affiliated Company that contains a definition of "Cause," such definition shall apply to such participant for purposes of the Plan except to the extent otherwise provided by the Committee in the agreement relating to any Award.

     f. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 11(b) and (c), respectively.

     g. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
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     h. "Committee" means a committee of two or more non-employee directors selected by the Board provided, however, that with respect to any grants or other determinations to be made in connection with Bonus Awards (including without limitation the allocation of the Bonus Pool under Section 10(b)), "Committee" shall mean the Board or the Executive Committee of the Board (unless the Board specifically designates another committee of directors to grant and administer Bonus Awards).

     i. "Common Stock" means the Class A common stock, par value $0.01 per share, of the Company.

     j. "Company" means Friedman, Billings, Ramsey Group, Inc., a Virginia corporation.

     k. "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

     l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     m. "Fair Market Value" means, as of any given date, the closing price of the Common Stock reported in the Wall Street Journal for the day prior to such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then for the last preceding day on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, Fair Market Value shall be determined by such other source as the Committee may select.

     n. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code. o. "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     o. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock or Performance p. Units. Performance Goals may be established based on any of the following areas of performance of the Company, or any Affiliated Company: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; operating income; operating cash flow; net income, before or after taxes; return on total capital, equity, revenue or assets; total shareholder return; or changes in the market price of the Common Stock.

     q. "Performance Units" means an Award granted under Section 8.

     r. "Plan" means the FBR Stock and Annual Incentive Plan, as set forth herein and as hereinafter amended from time to time.

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     s.  "Restricted Stock" means an Award granted under Section 7.

     t. "Retirement" means retirement from employment with the Company, a Subsidiary or an Affiliated Company as determined by the Committee for purposes of an Award under the Plan.

     u.  "Stock Appreciation Right" means an Award granted under Section 6.

     v.  "Stock Option" means an Award granted under Section 5.

     w. "Subsidiary" means: (i) for the purpose of an Incentive Stock Option, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (ii) for the purposes of any other Award, any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

     x. "Termination of Employment" means the termination of the participant's employment with the Company and any Subsidiary or Affiliated Company. A participant employed by a Subsidiary or an Affiliated Company shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliated Company ceases to be such a Subsidiary or Affiliated Company, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliated Company. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries, or, if the Committee so determines, among the group consisting of the Company, its Subsidiaries and Affiliated Companies, shall not be considered Terminations of Employment.

     In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

SECTION 2.  Administration

     The Plan shall be administered by the Committee; provided, that any authority granted to the Committee under the Plan may also be exercised by the full Board.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan or, in the Committee's discretion, in connection with awards under other bonus plans or programs of the Company, to officers and employees of the Company and its Subsidiaries and Affiliated Companies.

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     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) To select the officers and employees to whom Awards may from time to time be granted;

     (b) To determine whether and to what extent Awards are to be granted hereunder;

     (c) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

     (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliated Company) and any vesting acceleration or forfeiture or waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine; and

     (e) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(g) or Section 6(d)(ii).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any award certificate relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the members thereof may delegate all or a portion of the administration of the Plan to one or more senior managers of the Company.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriate delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  Common Stock Subject to Plan

     Subject to adjustment as described below, the total number of shares of Common Stock reserved and available for grant pursuant to Awards under the Plan shall not exceed 9,900,000 shares. Shares subject to Awards under the Plan may be authorized and unissued shares or may be treasury shares, or both.

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     If any shares of Restricted Stock are forfeited, or if any Stock Option or
Stock Appreciation Right terminates without being exercised, or if any Stock Appreciation Right (whether granted alone or in conjunction with a Stock Option) is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

     In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property (without regard to the payment of any cash dividends by the Company in the ordinary course) of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price, as applicable, of shares subject to outstanding Stock Options, and in the number and kind of shares subject to other outstanding Awards granted under the Plan, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  Eligibility

          Officers and employees of the Company, a Subsidiary or an Affiliated Company who are responsible for or contribute to the growth and profitability of the business of the Company, a Subsidiary or an Affiliated Company are eligible to be granted Awards under the Plan. No more than one million (1,000,000) shares of Common Stock may be allocated to the Awards, including the maximum amounts payable under or with respect to any Stock Option, Stock Appreciation Right, unrestricted Common Stock, Restricted Stock, or Performance Unit, that are granted to any participant during any single taxable year of the Company.

SECTION 5.  Stock Options

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a NonQualified Stock Option.

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     Stock Options shall be evidenced by option award certificates, the terms and provisions of which may differ. An option award certificate shall indicate on its face whether it is intended to be an award certificate for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such later date as is specified by the Committee.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. The option price per share shall not be decreased thereafter except pursuant to Section 3 of this Plan.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Unless otherwise determined by the Committee, Stock Options shall become exercisable ratably on each of the first five anniversaries of the date of grant. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise, or notice in accordance with such other procedures as may be established from time to time, to the Company or its designated agent specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price in cash or by certified or cashier's check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already owned shares have been held by the optionee for at least six months at the time of exercise unless otherwise determined by the Committee; provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

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     In the discretion of the Committee, payment for any shares subject to a
Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Company or its designated agent to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

     No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 3(a).

     (e) Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, or, in the Committee's discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order, as defined in the Code or (iii) in the Committee's discretion, pursuant to a gift to such optionee's "immediate family" members directly, or indirectly or by means of a trust, partnership or limited liability company. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, guardian, legal representative or beneficiary of the optionee or permitted transferee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative or beneficiary or transferee. For purposes of this Section 5(e), "immediate family" shall mean, except as otherwise defined by the Committee, the optionee's spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution.

     (f) Termination by Death or Disability. Unless otherwise determined by the Committee, if an optionee's Termination Employment is by reason of death or Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent exercisable at the time of such termination, for a period of twelve (12) months (or such other period as the Committee may specify in the option agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's Termination of Employment is by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five (5) years (or such other period as the Committee may specify in the option

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agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (h) Other Termination. Unless otherwise determined by the Committee, if an optionee's Termination of Employment is for any reason other than death, Disability or Retirement, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three (3) months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three (3) month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three (3) month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve
(12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     (j) Change in Control Cash-out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(j) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

     (k) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the

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exercise of an Option, receipt of all or a portion of the shares subject to such
Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section
5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until certificates representing such shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6.  Stock Appreciation Rights

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. In addition, Stock Appreciation Rights may be granted without relationship to a Stock Option to employees residing in foreign jurisdictions, where the grant of a Stock Option is impossible or impracticable because of securities or tax laws or other governmental regulations.

     (b) Freestanding Stock Appreciation Rights. A Stock Appreciation Right granted without relationship to a Stock Option, pursuant to Section 6(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Stock Appreciation Right granted without relationship to a Stock Option shall be the Fair Market Value of a share of Common Stock on the date of grant. A Stock Appreciation Right granted without relationship to a Stock Option shall entitle the holder, upon receipt of such right, to a cash payment determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right shall have been exercised. A freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

     (c) Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in conjunction with a Stock Option may be exercised by an optionee in accordance with Section 6(d) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(d). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     (d) Tandem Stock Appreciation Right Terms and Conditions. Stock Appreciation Rights granted in conjunction with a Stock Option shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

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           (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

           (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

           (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with
     Section 5(e). (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7.  Bonus Shares and Restricted Stock

     (a) Administration. Awards of shares of Common Stock or Restricted Stock may be made either alone or in addition to other Awards granted under the Plan. In addition, a participant may receive unrestricted shares of Common Stock or Restricted Stock in lieu of certain cash payments awarded under other plans or programs of the Company. The Committee shall determine the officers and employees to whom and the time or times at which grants of unrestricted shares of Common Stock and Restricted Stock will be awarded, the number of shares to be awarded to any participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

     (b) Awards and Certificates. Awards of unrestricted shares of Common Stock and Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or delivery of one or more stock certificates to the participant, or, in the case of Restricted Stock, a custodian or escrow agent. Any stock certificate issued in respect of unrestricted shares or shares of Restricted Stock shall be registered in the name of such participant. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody or escrow by the Company or its designated agent until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

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     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

           (i) The Committee may, prior to or at the time of grant, condition the grant or vesting, as applicable, of an award of Restricted Stock upon the attainment of Performance Goals. The Committee may also condition the grant or vesting of Restricted Stock upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

           (ii) Subject to the provisions of the Plan and the terms of the Restricted Stock Award, during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

           (iii) Except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) or the terms of the Restricted Stock Award, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee under the applicable terms of the Restricted Stock Award and subject to Section 15(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends and (C) dividends paid in other property shall be held subject to the vesting of the underlying Restricted Stock.

           (iv) Except to the extent otherwise provided under the applicable terms of the Restricted Stock Award and Sections 7(c)(i), 7(c)(ii), 7(c)(v) and 11(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

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           (v) Except to the extent otherwise provided in Section 11(a)(ii), in the event of a participant's Termination of Employment by reason of Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

           (vi) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates, or the restrictions on such shares shall be removed from the book-entry registration.

SECTION 8.  Performance Units

     (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any participant, the duration of the Award cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

     (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions.

           (i) The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. The Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award cycle.

           (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(ii) and 11(a)(iii), upon a participant's Termination of Employment for any reason during the Award cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant.

           (iii) Except to the extent otherwise provided in Section 11(a)(iii), in the event that a participant's employment is terminated (other than for Cause), or in the event of a participant's Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant's Performance Units.

           (iv) A participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award cycle for the Performance Units in question.

           (v) At the expiration of the Award cycle, the Committee shall evaluate the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or
     (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant as determined by the Committee in its discretion (subject to any deferral pursuant to Section 8(b)(iv)).

           (vi) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 9.  Dividend Equivalents and Interest Equivalents

     (a) The Committee may provide that a participant to whom a Stock Option has been awarded, which is exercisable in whole or in part at a future time for shares of Common Stock (such shares, the "Option Shares") shall be entitled to receive an amount per Option Share, equal in value to the cash dividends, if any, paid per share of Common Stock on issued and outstanding shares, as of the dividend record dates occurring during the period between the date of the Award and the time each such Option Share is delivered pursuant to the exercise of such Stock Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

           (i) paid in cash or shares of Common Stock from time to time prior to or at the time of the delivery of such shares of Common Stock or upon expiration of the Stock Option if it shall not have been fully exercised (except that payment of the dividend equivalents on an Incentive Stock Option may not be made prior to exercise); or

           (ii) converted into contingently credited shares of Common Stock (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

Such shares of Common Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.

     (b) The Committee, in its discretion, may authorize payment of interest equivalents on any portion of any Award payable at a future time in cash, and interest equivalents on dividend equivalents which are payable in cash at a future time.

SECTION 10.  Annual Cash Bonus Awards

     (a) Bonus Pool. For each fiscal year of the Company, a bonus pool (the "Bonus Pool") equal to up to 30% of the Company's adjusted pre-tax net income for such fiscal year (prior to taking into account any payments under this Section 10 for such fiscal year) will be established by the Committee. Notwithstanding the foregoing, if the Company's aggregate compensation and benefits expenses with respect to the fiscal year (including payments under this Section 10) would otherwise exceed 55% of the Company's revenues for such fiscal year (the "Maximum Expense"), the Committee shall reduce the Bonus Pool to the greatest amount which would cause compensation and benefits expense for such fiscal year not to exceed the Maximum Expense.

     (b) Allocation of Bonus Pool. The Committee shall determine the allocation of the Bonus Pool for each fiscal year. Such allocation may be made at any time prior to payment of Bonus Awards. In the event the Bonus Pool is reduced pursuant to paragraph (a) above, the Committee shall determine the required reductions in Bonus Awards. Such reduction need not be on a pro rata basis among the participants.

     (c) Payment of Awards. Bonus Awards under the Plan shall be paid in cash as soon as practicable following the end of the applicable fiscal year, but in any event within 90 days following the end of such fiscal year.

     (d) Termination of Employment. A participant shall not be entitled to receive payment of a Bonus Award, unless the Committee determines otherwise, if at any time prior to the end of the fiscal year the participant's Termination of Employment occurs or, if at any time, following the end of the fiscal year the participant's employment is terminated for Cause. In the event that a participant's Termination of Employment (other than for Cause) occurs following the end of the applicable fiscal year, such participant shall be entitled to receive payment of his or her Bonus Award for such fiscal year.

SECTION 11.  Change in Control Provisions

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

           (i) Any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

           (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

           (iii) All Performance Units shall be considered to be earned and payable in full, and any other deferred or other restrictions shall lapse and such Performance Units shall be settled in cash or Common Stock (as determined by the Committee) as promptly as is practicable.

           (iv) Unless the Board determines to continue the Bonus Pool for the remainder of the fiscal year, Bonus Awards for the fiscal year in which the Change of Control occurs shall be paid out based upon calculations of adjusted pre-tax net income and Maximum Expense under Section 10 through the Change in Control as if the fiscal year had ended on the Change in Control date.

     (b) For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

           (i) acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
     Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
     (iii) of this Section 11(b) or (5) any acquisition of beneficial ownership by Emanual Friedman, Eric Billings, or W. Russell Ramsey (the "Founders"), or any entity that is controlled by one or more of the Founders (the "Founder Affiliates"); or

           (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such right under Section 5(j) is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 12.  Tax Offset Bonuses

     At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 13.  Amendment and Termination

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of participants under any Award theretofore granted without the participants' consent. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 14.  Unfunded Status of Plan

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 15.  General Provisions

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend, or, in the case of book-entry registration any notation, which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or certificates made pursuant thereto, the Company shall not be required to issue or deliver any stock certificate or certificates for shares of

Common Stock, or account for such shares by book-entry registration, under the Plan prior to fulfillment of all of the following conditions:

           (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

           (2) Any registration or other qualification of such shares of the Company under any state, federal or foreign law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

           (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency or foreign governmental body which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliated Company from adopting other or additional compensation arrangements for its employees.

     (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or a Subsidiary or an Affiliated Company to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliated Companies shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f) The Committee, in its sole discretion, may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

     (g) In the case of a grant of an Award to any employee of a Subsidiary or Affiliated Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary or Affiliated Company, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliated Company will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to principles of conflict of laws.

SECTION 16.  Effective Date of Plan

     The Plan (other than Section 10, which shall be effective from and after January 1, 1998 so long as the initial public offering of the Common Stock has become effective by such date) shall be effective immediately prior to the date on which the registration statement filed by the Company under the Securities Act of 1933, as amended, registering the initial public offering of the Common Stock is declared effective.